A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form 20-F Registration Statement of Unbridled Energy Corporation of our report dated October 20, 2006 on the balance sheets of Unbridled Energy Corporation. (A Development Stage Company) as at April 30, 2006 and 2005, and the statements of operations, cash flows and shareholders’ equity for the years ended April 30, 2006 and 2005, and for the period from October 6, 2003 (date of inception) to April 30, 2004.

Vancouver, Canada	“AMISANO HANSON”
January 9, 2007	CHARTERED ACCOUNTANTS